UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2024 (March 13, 2024)

ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-35636	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4400 Cox Road, Suite 110
Glen Allen, Virginia 23060
(Address, including zip code, of Principal Executive Offices)
(888) 482-8068
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASGN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2024, ASGN Incorporated (the “Company”) entered into a First Amendment to Third Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Amendment amends the Company’s Third Amended and Restated Credit Agreement, dated as of August 31, 2023 (as amended from time to time, including pursuant to the Third Amendment, the “Credit Agreement”).

Among other things, the Amendment refinances the Company’s existing term loans with a refinancing term loan in an initial principal amount of $498,750,000. The refinancing term loan will bear interest at a floating rate, which can be either, at the Company’s option, (a) adjusted Term SOFR plus an applicable margin of 1.75% per annum or (b) an alternate base rate plus an applicable margin of 1.00% per annum. A voluntary prepayment of the refinancing term loan on or prior to the date that is one hundred eighty days after the date of the Amendment as a result of a repricing transaction (subject to customary exclusions for a change of control or transformative acquisition) will incur a call premium equal to 1.00% of the principal amount of the refinancing term loan that is subject to such repricing transaction. The Company is required to make quarterly amortization payments on the refinancing term loan in the amount of $1,250,000.

The refinancing of the Company’s term loan has resulted in a reduction of ASGN’s interest rate by 50 basis points per year. Not including applicable fees related to the refinancing, ASGN expects to save approximately $2.5 million in annual interest fees.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
10.1
First Amendment to Third Amended and Restated Credit Agreement, dated as of March 13, 2024, by and among ASGN Incorporated, as the borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders named therein

104.1	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated

Date: March 13, 2024	/s/ Marie L. Perry
Marie L. Perry
Executive Vice President and Chief Financial Officer